Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the incorporation by reference in:

•	Registration Statement No. 333-101512 on Form S-8 pertaining to the Deferred Compensation Plan;
•	Registration Statement No. 333-101501 on Form S-8 pertaining to the 401(k) Trust and Plan and the Union 401(k) Retirement Savings Trust and Plan;
•	Registration Statement No. 333-117581 on Form S-8 pertaining to the 2003 Restricted Stock Plan for Directors;
•	Registration Statement No. 333-120067 on Form S-8 pertaining to the Amended and Restated 2004 Omnibus Equity and Incentive Plan;
•	Registration Statement No. 333-168437 on Form S-8 pertaining to the Amended and Restated 2004 Omnibus Equity and Incentive Plan;
•	Registration Statement No. 333-139906 on Form S-8 pertaining to the 2007 Restricted Stock Plan;
•	Registration Statement No. 333-203406 on Form S-8 pertaining to the 2014 Omnibus Equity and Incentive Plan; and
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Registration Statement No. 333-217291 on Form S-3 pertaining to the registration of an indeterminate number of common stock, preferred stock, warrants, purchase contracts and units, as well as an indeterminate amount of debt securities that may from time to time be issued at indeterminate prices of our reports dated July 24, 2017, relating to the consolidated financial statements of RPM International Inc. and subsidiaries, and the effectiveness of RPM International Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10‑K of RPM International Inc. for the year ended May 31, 2017.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of RPM International Inc. and subsidiaries listed in Item 15. This financial statement schedule is the responsibility of RPM International Inc. and subsidiaries’ management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein as of and for the year ended May 31, 2017.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

July 24, 2017